Exhibit 10.5

[Date]

Name
Company
Street
City, State Zip

Re: Stock Option Agreement Amendment

Dear [Optionee]:

The Compensation Committee of the Board of Directors of CF Industries Holdings, Inc. (the “Company”) has recently approved an amendment to the terms of your outstanding stock options previously granted to you pursuant to the Company’s equity plans. This amendment, which is to your benefit, provides for the automatic exercise of your stock options in the unlikely event they remain unexercised as of the date the stock options would otherwise expire at the end of their original ten-year term if they are “in the money” as of such date. This amendment also provides for the automatic exercise of your stock options if your employment terminates as a result of a Special Retirement (with respect to options granted on or after March 3, 2014) or an Ordinary Retirement and your options remain unexercised and “in the money” as of the fourth anniversary of your Special Retirement or Ordinary Retirement, as applicable. “Special Retirement” and “Ordinary Retirement,” as applicable, are defined in your stock option agreement(s).

Specifically each of your stock options (the “Amended Stock Options”) listed on Exhibit A to this letter agreement have been, and hereby are, amended to include the following provision in addition to their current terms:

“Notwithstanding any other provision of this Agreement, if as of the last trading day prior to the earlier of (i) the Term/Expiration Date or (ii) the fourth anniversary of the date of Optionee’s Special Retirement (if the Option was granted on or after March 3, 2014) or Ordinary Retirement, the Option has not been exercised and the then Fair Market Value of a share exceeds the per share exercise price by at least $.01 (such expiring portion of the option that is so “in-the-money,” an “Auto-Exercise Eligible Option”), Optionee will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised or forfeited) in accordance with the provisions of this paragraph. In the event of an automatic exercise pursuant to this paragraph, the Company will reduce the number of Exercised Shares issued to Optionee upon such automatic exercise of the Auto-Exercise Eligible Option by a number of Exercised Shares having a Fair Market Value equal to the aggregate exercise price for such Exercised Shares in order to satisfy the aggregated exercise price obligation for the Auto-Exercise Eligible Option. Further, the Company shall reduce the number of Exercised Shares issued to the Optionee by that number of Exercised Shares having an aggregate Fair Market Value equal to the minimum statutory tax withholding obligation arising upon the automatic exercise. The number of shares so held back shall be rounded up to the nearest whole number as necessary to avoid fractional shares and any excess amount held back shall be refunded in cash to Optionee. Optionee may notify the Company, in writing in advance that Optionee does not wish for the Auto-Exercise Eligible Option to be exercised. In its discretion, the Company may determine to cease automatically exercising options, including the Option, at any time.”

The provision set forth above is incorporated by reference and made part of each of your Amended Stock Options. Except as specifically amended by this letter agreement, each of your Amended Stock Options otherwise remains in force and effect in accordance with its original terms.

This letter agreement and the terms of the Amended Stock Options and the Company equity plans under which the Amended Stock Options were granted contain the entire understanding between you and the Company on the subject matter of this letter agreement, and there are no other agreements or understandings between you and the

Exhibit 10.5

Company with respect to the subject matter of this letter agreement. No alteration of modification of this letter agreement shall be valid except by a subsequent written instrument executed by you and the Company.

Please confirm your agreement with the content of this letter agreement by countersigning and returning a copy of this letter to Wendy Jablow Spertus by Friday May 22nd.

If you have any questions regarding this letter agreement or your Amended Stock Options, please call (847) 405-2510.

Sincerely,

/s/ Wendy Jablow Spertus

Wendy Jablow Spertus
Senior Vice President, Human Resources

[Optionee] _______________________        Date__________

Attachment: Exhibit A - Amended Stock Options

EXHIBIT A

Amended Stock Options for [Optionee]

	Award ID	Award Date	Award Price	Award Amount
1

Note: This list represents the option awards that are now eligible for the Auto-Exercise feature.